Exhibit 10.18

                                      Confidential Treatment Requested indicates
                                    portions of this document have been redacted
                              and have been separately filed with the Commission


                         Dated 21st day of October 1998


                              ROBERT ALBERT SMEATON

                            RAYMOND CHIH CHUNG KWONG
                             collectively as Vendors



                                       and


                       GENEVA INVESTMENT HOLDINGS LIMITED
                                  as Purchaser


                    -----------------------------------------

                                    AGREEMENT
                                   relating to
                         the sale and purchase of 70% of
                       the entire issued share capital of
                                       **

                   ------------------------------------------







                                  EDE CHARLTON
                               13/F Wing On Centre
                               111 Connaught Road
                                     Central
                                    Hong Kong
                               Tel: 852 2905 7888
                               Fax: 852 2854 9596
                            (Ref: C/ECC193.01/GN/NT)



** CONFIDENTIAL TREATMENT REQUESTED

THIS AGREEMENT is made on 21st day of October, 1998

BETWEEN:

(1) ROBERT ALBERT SMEATON of Blocks C-D, 2nd Floor, G. Lee Industrial Building, 77-81 Chai Wan Kok Street,, New Territories, Hong Kong;

(2) RAYMOND CHIH CHUNG KWONG of Blocks C-D, 2nd Floor, G. Lee Industrial Building, 77-81 Chai Wan Kok Street, New Territories, Hong Kong; and

         Robert Albert Smeaton and Raymond Chih Chung Kwong shall hereinafter be collectively referred to as the "VENDORS".

(3) GENEVA INVESTMENT HOLDINGS LIMITED a company incorporated in the British Virgin Islands whose registered office is situate at Craigmuir Chambers, PO Box 71, Road Town, Tortola, British Virgin Islands ("PURCHASER").

RECITALS:

A.       ** is a company incorporated in Hong Kong.

B. The Vendors together are the legal and beneficial owners of 95% of the entire issued share capital of **.

C. The Vendors together wish to sell and the Purchaser wishes to purchase 70% of the entire issued share capital of ** subject to, and on the terms of, this Agreement.

D. ** has on even date entered into a business acquisition agreement ("BUSINESS ACQUISITION AGREEMENT") as the purchaser with the Vendors, Tsang Kwok Kwong and ** ("PURIDET HONG KONG") together as the vendors under which ** agreed to acquire the Business Assets (as defined in the Business Acquisition Agreement) including the Capital Contribution in ** (as defined in the Business Acquisition Agreement) so that after the acquisition, ** would (i) carry on the Business (as defined in the Business Acquisition Agreement) as a going concern in succession to the Vendors and ** with effect from the opening of the business on 19 October 1998; and (ii) wholly own the Subsidiary (as defined in clause 1,1 hereinbelow).

E. Whilst technically all of the issued shares of ** carry the same voting rights, the parties have agreed that as regards a portion of the shares being purchased by the Purchaser hereunder, in respect of which immediate payment will not be made, the Purchaser shall not exercise voting rights in respect of such shares unless and until, and to the extent, that such shares are paid for in the manner as stipulated in this Agreement.


** CONFIDENTIAL TREATMENT REQUESTED

NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1      In this Agreement unless the context otherwise requires:

(a) the following expression shall have the following meanings:

           Expression                       Meaning.
           ----------                       -------

           "Companies Ordinance"            the Companies Ordinance (Chapter 32,
                                            as amended, of the Laws of Hong
                                            Kong)

           "Company"                        **, a company incorporated in Hong
                                            Kong under the Companies Ordinance
                                            certain basic information about
                                            which is set out in Schedule I Part
                                            B

           "Completion"                     completion of the sale and purchase
                                            of the Sale Shares in accordance
                                            with the terms and conditions of
                                            this Agreement

           "Completion Date"                the date on which Completion occurs

           "Conditions"                     the conditions set out in Clauses
                                            2.1 and 2.2

           "Consideration"                  the consideration for the sale of
                                            the Sale Shares payable by the
                                            Purchaser to the Vendor pursuant to
                                            clause 4

           "disclosed"                      any matter fairly and properly
                                            disclosed in this Agreement or any
                                            document expressly referred to and
                                            identified in this Agreement or
                                            provided or made available or
                                            otherwise disclosed in writing to
                                            the President or Chief Operating
                                            Officer of ** (and/or any of their
                                            agents) and any fact or matter
                                            contained or referred to in (or
                                            which could be reasonably deduced
                                            from) this Agreement or such
                                            document or written disclosure

           "Group"                          the Company and the Subsidiary

           "HK$"                            Hong Kong dollars

           "Non-Voting Shares"              90 shares of HK$1.00 each of
                                            the Company which are legally and
                                            beneficially owned by the Vendors
                                            free of encumbrances and registered
                                            in the names of the Vendors and form
                                            part of the Sale Shares

** CONFIDENTIAL TREATMENT REQUESTED

           "PRC" or "China"                 the People's Republic of
                                            China but excluding for the purpose
                                            of this Agreement Hong Kong, Macau
                                            and Taiwan

           "Property"                       Blocks C-D, 2nd Floor, G. Lee
                                            Industrial Building, 77-81Chai Wan
                                            Kok Street, New Territories, Hong
                                            Kong

           "SaleShares"                     140 shares of HK$1.00 each
                                            of the Company which are legally and
                                            beneficially owned by the Vendors
                                            (which for the avoidance of doubt
                                            include the first subscriber shares
                                            of the Company) and registered in
                                            the names of the Vendors as set out
                                            in Schedule I Part A

           "Subsidiary"                     **, a
                                            wholly-foreign-owned-enterprise
                                            established under the laws of the
                                            PRC certain basic information about
                                            which is set out in Schedule I Part
                                            C

           "Tenancy Agreement" or           tenancy agreement in respect of the
           "Tenancy"                        Property



           "Warranties"                     the representations, warranties and
                                            undertakings set out in Schedule II

           "US$"                            United States dollars

(b) words and expressions defined in the Companies Ordinance shall bear the same respective meanings herein;


(c) references to any statute or statutory provision shall include any statute or statutory provision which amends or replaces, or has amended or replaced, it and shall include any subordinate legislation made under the relevant statute;

(d) a body corporate shall be deemed to be associated with another body corporate if it is a holding company or a subsidiary of that other body corporate or as subsidiary of a holding company of that body corporate;

(e) references to clauses and sub-clauses and Schedules are to clauses and sub-clauses of and Schedules to this Agreement;

(f) references to writing shall include typewriting, printing, lithograph, photography, telecopier and telex messages and any mode of reproducing words in a legible and non-transitory form;

(g) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporate; and

** CONFIDENTIAL TREATMENT REQUESTED

(h) any document expressed to be "in the approved form" means a document approved by the parties hereto and (for the purpose of identification) signed on behalf of the Vendors and the Purchaser.

1.2 Headings are for convenience only and shall not affect the construction of this Agreement.

1.3        In construing this Agreement:-

           (i) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

           (ii) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words; and

           (iii) reference to "the Vendors" shall where the context permits be deemed to include also a reference to each of them.

1.4 Unless otherwise expressly provided to the contrary, all representations, warranties, undertakings, indemnities, covenants, agreements, obligations given or entered into by the Vendors are deemed to be given and entered into by the Vendors jointly and severally and the Vendors' liabilities thereunder shall also be joint and several.

1.5 The Schedules form part of this Agreement and shall have the Same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

2.       CONDITIONS

2.1 Subject to any written waiver pursuant to clause 2.4, this Agreement is conditional upon the completion of the Business Acquisition Agreement in accordance with the terms thereof in all material respects.

2.2 Without prejudice to clause 2.1, this Agreement is further conditional upon nothing coming to the Purchaser's attention prior to Completion indicating that any of the Warranties do not remain true and accurate in all material respects up to Completion.

2.3 The Vendors will use all reasonable endeavors to ensure that the Conditions in cause 2.1 is fulfilled within 10 business days after signing hereof. In the event that the Conditions are not fulfilled (or waived by the Purchaser) within the time stipulated aforesaid, then the Purchaser shall be entitled to (but not obliged to) forthwith rescind this Agreement in writing to the Vendors and this Agreement shall become null and void and of no further effect, in which event the parties hereto shall be released from all their obligations hereunder without liability but without prejudice to the rights accrued to the parties prior to such rescission for any antecedent breach.

** CONFIDENTIAL TREATMENT REQUESTED

2.4 The Purchaser reserves the right to waive (to such extent as it may think fit) compliance with the Conditions or any part thereof but without prejudice to any other right which the Purchaser may have under this Agreement. The Purchaser shall be deemed to have waived the compliance with the Conditions or accepted the Conditions as having been satisfied in all aspects if the Purchaser shall proceed with Completion.

3.       SALE AND PURCHASE

3.1      On the terms set out in this Agreement and subject to the Conditions:

         (a) each of the Vendors shall sell as beneficial owner the number of Sale Shares (including for the avoidance of doubt the proportion thereof which are Non-Voting Shares) set opposite his name in Schedule I Part A to the Purchaser free from all liens, charges, encumbrances, equities and adverse interests and with all rights attached or accruing thereto at 19 October 1998 (including the right to receive all dividends and other distributions declared, made or paid on or after such dates) with effect as of and from 19 October 1998 but subject to clause 4.3 with respect to the Non-Voting Shares; and

         (b) the Purchaser relying on the representations, warranties, undertakings and indemnities of the Vendors contained or referred to herein shall purchase the number of Sale Shares set opposite each of the Vendors' names in Schedule I Part A with effect as of and from 19 October 1998.

         The transfer of all Sale Shares shall take effect from 19 October 1998. For avoidance of doubt, with effect as of and from 19 October 1998, the Purchaser shall be entitled, as beneficial owner of the Sale Shares to
         (i) receive all dividends and other distributions declared, made or paid in or after 19 October 1998 in respect of the Sale Shares; (ii) exercise all voting powers and rights in respect of the Sale Shares (subject however to the Purchaser's undertaking in clause 4.3(a) not to vote the Non-Voting Shares except to the extent such shares are fully paid for) and (iii) enjoy all such other rights, powers and benefits as shall be conferred on the registered holder of the Sale Shares under the articles of association of the Company or otherwise.

3.2 The Vendors hereby irrevocably waive and undertake to procure the waiver of all rights of pre-emption and all other restrictions whatsoever on transfer over or in respect of the Sale Shares or any of them to which they or any other person may be entitled under the articles of association of the Company or otherwise.

4.       CONSIDERATION AND PAYMENT

4.1 The Consideration shall be ** Provided that of this amount ** shall not be paid at Completion and any payments in respect of this retained amount shall be governed by the provisions of clause 4.3. Each Vendor's share of entitlement to the Consideration (in percentage) is set against his respective name in Schedule I Part A.

** CONFIDENTIAL TREATMENT REQUESTED

4.2 The Purchaser shall pay to the Vendors US$500,000 (Five Hundred Thousand US Dollars) as a fixed non-adjustable first stage payment of the Consideration ("INITIAL PAYMENT") at Completion.

4.3 Voting in respect of the Non-Voting Shares and payment for the Non-Voting Shares shall be governed by the following provisions:

         (a) the Purchaser undertakes to the Vendors not to exercise the voting rights in respect of or attached to any of the Non-Voting Shares unless and until, and to the extent, such shares have been paid for pursuant to the provisions of sub-clause (b) below;

         (b) For every US$20,000 of Consideration paid by the Purchaser subsequent to the payment of US$500,000 of the Consideration paid pursuant to clause 4.2 above, the Purchaser shall be totally released from its undertaking in sub-clause (a) in respect of two (2) Non-Voting Shares (for the purpose of identification, the share numbers of which the Purchaser may choose at its discretion). Any such subsequent Consideration which is paid shall be paid by the Purchaser by delivering a cheque to each Vendor respecting such Vendor's share of entitlement to such Consideration.

         (c) To the extent the Non-Voting Shares have not already been paid for pursuant to sub-clause (b), the Vendors may by notice in writing require the Purchaser forthwith to pay for any Non-Voting Shares which have not by then been paid for, once the accumulated realised net profits (i.e., income minus expenditure (including but without limitation to all taxes, salaries and expenses paid to the Vendors and all expenses incurred in connection with the Business)) after tax since 19 October, 1998 (after taking into account any losses since 19 October, 1998 and adding back any fees or remuneration payable and paid by the Company to the directors nominated by the Purchaser and other expenses incurred by the Purchaser on account of the Company without the consent of the Vendors), as audited by an independent public auditor of the Company, equals or exceeds US$900,000 (Nine Hundred Thousand US Dollars) Provided only that the assessment of whether this target has been reached may only be made following preparation of financial statements of the Company in respect of any year-end (i.e. March 31) or half year period (i.e. September
                  30).

                  For the avoidance of doubt, the accumulated realised net profits aftertax aforesaid are before dividends and other distributions declared, made or paid, if any. The Purchaser shall pay for the Non-Voting Shares which have not been paid for forthwith upon receiving the notice of the Vendors issued in accordance with this sub-clause(c) except in the case of manifest error.

4.4 The Vendors and the Purchaser agree and undertake with each other that unless and until one shareholder obtains voting rights to at least
         50.01 percent of the entire issued share capital of the Company, unanimous consent of all shareholders shall be required for any matter that under general law or the Company's constitutional documents requires a majority vote of votes cast by shareholders. Without prejudice to the Purchaser's undertaking in clause 4.3(a), given that technically the Non-Voting Shares do not represent a formal class of shares without voting rights, for the purpose of this clause 4.4, the Purchaser shall be deemed not to have any voting rights in respect of any Non-Voting Shares for which payment has not been made pursuant to clause 4.3 as if such Non-Voting Shares did constitute such a class of shares.

** CONFIDENTIAL TREATMENT REQUESTED

4.5 The Vendors and the Purchaser further agree that they shall endeavour to promote the business of the Company and maximize its profits and the business of the Company shall be conducted in substantially the same manner as that prior to Completion, in each case until the Non-Voting Shares have been paid for. In particular, the Purchaser agrees that to the extent practicable and reasonable, it shall:

         (a) supply the Company with ** enzymes at reasonably competitive prices; and

         (b) promote the Company's non-enzyme products through its affiliates and distribution channels; and

         Provided That the Vendors are aware of and fully understand and agree that ** has other customers with which it deals directly in relation to the same business of the Company and ** will and shall be entitled to continue to deal directly with these customers in any manner in the future as it deems fit at its sole discretion.

4.6 The Vendors and the Purchaser further agree to procure that the Company shall not reduce or increase its share capital on or before 18 October 2000 except with the prior consent of the Vendors and the Purchaser.

5.       COMPLETION

5.1 Completion of the sale and purchase of the Sale Shares shall take place at such time as may be agreed between the parties hereto within three business days of the fulfillment of the Conditions at the office of Ede Charlton at 13th Floor, Wing On Centre, 111 Connaught Road Central, Hong Kong, when all (but not part only) of the following business shall be transacted:

         (a) the Vendors shall confirm to the Purchaser of the fulfillment of the Conditions;

         (b) the Vendors shall deliver to or to the order of the Purchaser:-

                  (i) duly executed sold notes in a form complying with the Stamp Duty Ordinance in favour of the Purchaser and/or its nominee(s) in respect of the Sale Shares, together with a cheque drawn on an account with a licensed bank in Hong Kong in favour of the "Government of the Hong Kong Special Administrative Region" for an amount equal to the ad valorem stamp duty payable under the Stamp Duty Ordinance in respect of the said sold notes;

** CONFIDENTIAL TREATMENT REQUESTED

                  (ii) instruments of transfer in respect of the Sale Shares duly executed by or on behalf of the Vendors and their nominees (as the registered holders and transferors of the Sale Shares) in favour of the Purchaser and/or its nominee;

                  (iii)    all share certificates in respect of the Sale Shares;

                  (iv) a written letter from Tsang Kwok Kwong irrevocably waive all rights of pre-emption and all other restrictions whatsoever vis-a-vis the Purchaser on transfer over or in respect of the Sale Shares and the Option Shares (as defined in clause 6) or any of them to which he may be entitled under the articles of association of the Company or otherwise; and

                  (v) such other documents as may be reasonably required by the Purchaser which are necessary according to law to give a good title to the Sale Shares and to enable the Purchaser and/or its nominee to be registered as the holders thereof;

         (c) the Vendors shall deliver to or to the order of the Purchaser the statutory books (which shall be written up to but not including the Completion Date), certificate of incorporation and each certificate of incorporation on change of name;

         (d) the Vendors shall procure a board meeting of the Company to be held at which:-

                  (i) the Purchaser and/or its nominee shall be approved for registration as the holder(s) of the Sale Shares subject only to the relevant instruments of transfer being duly stamped and presented for registration;

                  (ii) signed resignation in approved form from Tsang Kwok Kwong as secretary of the Company shall be tendered and approved, such resignation to take effect on Completion Date;

                  (iii) The President and Chief Operating Officer of ** shall each be appointed directors of the Company, and such person as they shall nominate shall be appointed as secretary, such appointments to take effect (in the case of the directors) on the Completion Date; and

         (e)      the Purchaser shall:

                  (i) pay the Initial Payment in accordance with clause 4.2 by delivering to each Vendor a cheque representing such Vendor's share of entitlement to the Initial Payment; and

                  (ii) deliver to the Vendors a certified true copy of the resolution of the sole director of the Purchaser approving the purchase and the related transactions contemplated herein and the execution and completion of this Agreement and all other associated deeds and documents.

** CONFIDENTIAL TREATMENT REQUESTED

5.2 The Purchaser shall not be obliged to complete this Agreement or perform any obligations under this clause 5 unless theVendors demonstrate that they are able to comply fully with the requirements of clause 5.1 and the Vendors shall not be obliged to complete this Agreement or perform any obligations under this Clause 5 unless the Purchaser demonstrates that it is able to comply fully with the requirements of Clause 5.1(e).

6.       TRANSFER OF SHARES

6.1 Each of the Vendors hereby agrees and undertakes not to sell, transfer, charge, encumber, grant options over or otherwise dispose of or create encumbrances over, or of any beneficial interest in, any of his shares in the capital of the Company now owned or hereafter acquired by him under or pursuant to the articles of association of the Company or otherwise within the Option Period except with the prior written consent of the President of the Purchaser given at his sole discretion.

6.2 For a period of twenty (20) years after the Completion Date ("OPTION PERIOD") and so long as any of the Vendors shall beneficially own any shares in the capital of the Company, the Purchaser shall have a call option over each of such shares exercisable at any time and from tune to time after the Consideration has been fully paid and in any event not earlier than two (2) years after the Completion Date, to purchase the Option Shares at the Prescribed Price (as defined in clause 6 9) ("OPTION"). The Purchaser may exercise the Option by serving a written notice ("OPTION NOTICE") on the relevant Vendor ("SELLER") requiring him to transfer all or such number of shares he beneficially owns in the capital of the Company ("OPTION SHARES") to the Purchaser and/or its nominee at the Prescribed Price.

6.3 Upon service of the Option Notice, the Seller shall be bound to sell the Option Shares to the Purchaser and/or its nominee at the Prescribed Price.

6.4 Completion of the sale and purchase of the Option Shares shall take place at the Company's registered office on a date to be appointed by [its board of directors] whereupon:

         (a) the Seller shall, if requested by the Purchaser, resign as a director of the Company;

         (b) the Seller shall deliver or procure to be delivered to the Purchaser and/or its nominee duly executed transfer documents to effect the sale of the Option Shares together with the respective share certificate(s) relating thereto; and

         (c)      the Purchaser shall pay the Prescribed Price to the Seller.

6.5 The Option Shares shall be sold and transferred with all rights and benefits attaching thereto at the date of the Option Notice and free from all charges, liens, encumbrances, claims and other third party rights whatsoever. Any stamp duty or other tax payable on the transfer of the Option Shares shall be borne by the Purchaser.

** CONFIDENTIAL TREATMENT REQUESTED

6.6 If the Seller shall make default in transferring any of the Option Shares pursuant to this clause 6, the Company may receive the purchase money on behalf of the Seller and the Seller hereby appoints any one director of the Company as his attorney to execute the relevant transfer documents pursuant to sub-clause 6.4(b) and upon execution of such documents, the Company shall hold the purchase money in trust for the Seller. The receipt of the purchase money shall be good discharge to the Purchaser (who shall not be concerned with the application thereof) and, after the names of the transferee(s) has or have been entered in the register of members of the Company, the validity of the proceedings as respect such transferee(s) shall not be questioned by any person except on the ground of breach of this Agreement on the part of the Purchaser.

6.7 The Vendors shall exercise and procure the exercise of all voting and other rights available to them to ensure the implementation of the foregoing provisions of this clause 6 and any provisions contained in the articles of association of the Company restricting transfers of the Option Shares shall be waived or suspended to allow such sales and purchases to proceed as provided above.

6.8 For a period of twenty-four months commencing eighteen (18) months after the Completion Date, each Vendor shall have a put option exercisable against the Purchaser over all (but not part only) of the shares ("OPTION SHARES") beneficially owned by him in the capital of the Company ("PUT OPTION"). The Put Option shall be exercisable at any time during the said twenty-four months period at the Prescribed Price (as defined in clause 6.9) by serving a written notice on the Purchaser ("OPTION NOTICE"). Upon service of the Option Notice the Purchaser (and/or its nominee(s)) shall be bound to purchase and the Vendor serving the Option Notice ("SELLER") shall be bound to sell the Option Shares at the Prescribed Price and clauses 6.4 to 6.7 (both inclusive) shall apply, mutatis mutandis.

6.9 For the purposes of this clause 6, the Prescribed Price for the Option Shares shall be:

         (a) if at the date of the Option Notice, the Seller shall have terminated his service agreement with the Company (other than by reason of death or physical incapacity or termination by and on the default of the Company) before the expiration of eighteen (18) months from the commencement of his employment under the service agreement, One Hong Kong Dollar (HK$1); or

         (b) if at the date of the Option Notice, the Seller shall have terminated his service agreement with the Company (other than by reason of death or physical incapacity or termination by and on the default of the Company) before the expiration of two years but after the expiration of eighteen months from the commencement of his employment under the service agreement, then:

                  (i) the Prescribed Price of 25% of the Option Shares shall be One Hong Kong Dollar (HK$1); and

                  (ii) the Prescribed Price of 75% of the Option Shares shall be a percentage of the then entire issued share

** CONFIDENTIAL TREATMENT REQUESTED
                           capital of the Company represented by 75% of the Option Shares times a sum in US$ equivalent to one and a half (1.5) times the before tax operative profit of the Company for the twelve months proceeding the date of the Option Notice. ("RELEVANT PROFIT"); or

         (c) in any other circumstances, a percentage equivalent to the percentage of the then entire issued share capital of the Company represented by the Option Shares times a sum in US$ equivalent to one and a half (1.5) times the Relevant Profit

         For the purposes of this clause 6.9, the auditor of the Company is hereby irrevocably instructed to determine the Relevant Profit (or, if he refuses to act, a person nominated by the President of the Hong Kong Society of Accountants); taking into account all such circumstances as shall seem to him relevant. The auditor or such person nominated by the President of the Hong Kong Society of Accountants as the case may be is hereby instructed to act as expert and not as arbitrator and his decision shall (save in respect of manifest error) be final and binding on the Seller and the Purchaser for all purposes and his costs shall be borne by the Company.

7.       WARRANTIES

7.1      The Vendors hereby jointly and severally:

         (a) represent, warrant and undertake to the Purchaser in the terms set out in Schedule II and accepts that the Purchaser is entering into this Agreement and each part thereof in reliance upon each of the Warranties.

         (b) undertake to indemnify the Purchaser against any reasonable costs (including all reasonable legal costs), expenses or other liabilities, which it may incur in connection with any of the Warranties being untrue or misleading or having been breached.

         No information relating to the Business of which the Purchaser has knowledge (actual or constructive) save only for the information disclosed shall prejudice any claim made by the Purchaser under the Warranties or operate to reduce any covenant herein.

7.2 Without prejudice to any other remedy available to the Purchaser or its ability to claim damages on any basis which is available by reason of any of the Warranties being untrue or misleading or being breached, the Vendors jointly and severally undertake to pay to the Purchaser or (in the case of a liability to another person which has not been discharged) to the person to whom the liability has been incurred an amount equal to any deficiency or liability of the Company and/or the Subsidiary which arises from any of the Warranties being untrue, misleading or breached and which would not have existed or arisen if the Warranty in question had not been untrue, misleading or breached.

7.3 Each of the Warranties shall be construed as a separate Warranty and (save as expressly provided to the contrary) shall, not be limited or restricted by reference to or inference from the terms of any other Warranty.

** CONFIDENTIAL TREATMENT REQUESTED

7.4 The Vendors hereby jointly and severally undertake that they will from time to time and within a period of 24 months after Completion, forthwith disclose in writing to the Purchaser any event, fact or circumstance which may become known to either of the Vendors after the date hereof and which is materially inconsistent with any of the Warranties or which could reasonably be expected materially to affect a purchaser for value of any of the Sale Shares or which may entitle the Purchaser to make any claim under this Agreement.

8.       ANNOUNCEMENTS

8.1 Subject to any applicable statutory or regulatory rules, or otherwise as may be required, none of the parties hereto shall make any public announcement in relation to the transactions the terms is of which are set out in this Agreement or the transactions or arrangements hereby contemplated or herein referred to or any matter ancillary hereto or thereto without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed).

9.       COSTS

9.1 Each party shall pay its own costs in relation to the negotiations leading up to the sale and purchase of the Sale Shares and to the preparation, execution and carrying into effect of this Agreement.

9.2 Notwithstanding anything herein provided, the Vendors shall pay all ad valorem stamp duty on the sale of the Sale Shares and the Purchaser shall pay all ad valorem stamp duty on the purchase of the Sale Shares.

10.      FURTHER ASSURANCE

10.1 Each of the parties hereto undertakes to the other parties that it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

10.2 At all times (whether before or after Completion (so long as the relevant Vendor is under a service contract with the Company)) the Vendors shall at their own cost and expense provide or procure to be provided to the Purchaser all such information relating to the Business and/or the affairs of the Company and/or the Subsidiary as they may have in their possession or under their control as the Purchaser shall from time to time reasonably require and, for this purpose, shall give the Purchaser and its representatives, agents and advisers full access to, and permit them to copy, all such information.

11.      ACCESS TO INFORMATION

         As from the date of this Agreement until Completion the Vendors shall give and. shall procure that the Purchaser and any persons authorised by it will be given all such information relating to the Group and such access to the premises and copies of all books, title deeds, records, accounts and other documentation of the Group as the Purchaser may reasonably request and be permitted to take copies of any such books, deeds, records, accounts and other documentation and that the officers and employees of the Group shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them.

** CONFIDENTIAL TREATMENT REQUESTED

12.      MISCELLANEOUS

12.1 Any provision of this Agreement which is capable of being performed after but which has not been performed at or before Completion and all warranties and indemnities and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

12.2 The Vendors shall not assign or transfer, or purport to assign or transfer, any of their rights or obligations arising under this Agreement without the prior written consent of the Purchaser but the Purchaser may assign or transfer all or any part of its rights and obligations arising under this Agreement to any associated company which is a subsidiary or parent company of the Purchaser or a company under the control of the Purchaser or of the same person as is the Purchaser (and for the purposes of this clause 12.2 "control" shall have the same meaning as defined in Section 2(2) of the Inland Revenue Ordinance (Cap.112 of the Laws of Hong Kong)).

12.3 This Agreement shall be binding on and enure for the benefit of the successors of each of the parties but shall not be assignable.

12.4 Any remedy conferred on a party for breach of this Agreement (including the breach of any Warranty) shall be cumulative, in addition and without prejudice to all other rights and remedies available to it and the exercise of or failure to exercise any remedy shall not constitute a waiver by a party of any of its rights or remedies.

12.5 This Agreement constitutes the whole agreement between the parties relating to the transactions hereby contemplated (no party having relied on any representation or warranty made by any other party which is not a term of this Agreement) and no future variation and/or waiver shall be effective unless made in writing and signed by each of the parties.

12.6 This Agreement shall supersede all and any previous agreements or arrangements between the parties hereto or any of them relating to the Company or to any other matter referred to in this Agreement and all or any such previous agreements or arrangements (if any) shall cease and determine with effect from the date hereof.

12.7 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

12.8 The provisions of clause 14.12 of the Business Acquisition Agreement shall be deemed to be repeated herein, mutatis mutandis (for the avoidance of doubt, including cross-references to other provisions in that agreement relating to "Regular Warranties" and "Special Warranties" and so that cross-references to this Agreement and the parties shall be deemed to be repeated but with references to the Business Acquisition Agreement and the parties thereto).


** CONFIDENTIAL TREATMENT REQUESTED

13.      NOTICES

         (a) Any notices (which term shall include any other communication) required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language.

         (b) Any such notice shall be addressed as provided in clause 13.1(c) and may be:

                  (i) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

                  (ii) sent by pre-paid post in which case it shall be deemed to have been given 7 days after the date of posting; or

                  (iii) sent by facsimile, in which case it shall be deemed to have been given when dispatched, subject to confirmation of uninterrupted transmission by a transmission report.

         (c) The addresses and other details of the parties referred to in clause 13.1(b):

                  Name:                     Robert Albert Smeaton
                  Address:                  **
                  Fax No.:                  **

                  Name:                     Raymond Chih Chung Kwong
                  Address:                  **
                  Fax No.:                  **

                  Name:                     Geneva Investment Holdings Limited
                  Address:                  c/o Deacons Graham & James
                                            3-6/F., Alexandra House,
                                            Chater Road,
                                            Central,
                                            Hong Kong
                  Fax No.:                  (852) 2810-0431

14.      TIME OF THE ESSENCE

         Time shall be of the essence of this Agreement.

15.      LAW AND ARBITRATION

15.1 This Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region.


** CONFIDENTIAL TREATMENT REQUESTED

15.2 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this clause upon application by any party hereto to the Hong Kong International Arbitration Centre ("HKIAC"). The arbitration shall be conducted in the English language and the place of arbitration shall be in Hong Kong at the Hong Kong International Arbitration Centre. Any such arbitration shall be administered by HKIAC in accordance with HKIAC Procedures for Arbitration Rules as are therein contained. The decision of the arbitrators (by rule of majority) shall be final and binding on the parties (including any decision on their fees).

         IN WITNESS whereof this Agreement has been entered into the day and year first above written.





** CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE I



                                     PART A
                                  (THE VENDORS)



Name                                              No. of Sale Shares Held         % of Entitlement of Consideration
Robert Albert Smeaton                                        63                                  45%
Raymond Chih Chung Kwong                                     77                                  55%

                                       Total                140                                 100%
                                                            ===                                 ====


                                     PART B
                                  (THE COMPANY)


1. Name **

2. Date of incorporation: 19 June 1998

3. Place of incorporation: Hong Kong

4. Registered Office: **

5. Authorised share capital: HK$10,000 divided into 10,000 ordinary shares of HK$1.00 each

6. Issued share capita/: 200 ordinary shares of HK$1.00 each

7. Directors: Robert Albert Smeaton and Tsang Kwok Kwong

8. Secretary: Tsang Kwok Kwong

9. Auditors: Paul W. C. Ho & Company, Certified Public Accountants

10. Registered and Beneficial Shareholders: Robert Albert Smeaton (88 shares)

                                                     Raymond Chih Chung Kwong
                                                     (102 shares)

                                                    Tsang Kwok Kwong (10 shares)



** CONFIDENTIAL TREATMENT REQUESTED

                                     PART B
                                (THE SUBSIDIARY)

1.       Company Name:
                        (in Chinese) **
                        (in English) **

2. Nature: wholly-foreign-owned enterprise established under the laws of the PRC

3.       Total Investment: **

4.       Registered Capital: **

5. Scope of Business: Production of laundering and dyeing auxiliary (70% export)

6.       Date of Approval: 27 November 1995

7.       Term of Operation: 12 years (29 November 1995 to 28 November 2007)

8.       Address: **

9.       Legal Representatives: Tsang Kwok Kwong


** CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE II

1.       Preliminary

(A) The representations, warranties and undertakings contained in Schedule V to the Business Acquisition Agreement (including the Regular Warranties and the Special Warranties, as defined in the Business Acquisition Agreement) shall be deemed to be repeated (and with equivalent provisions as to timing for claims) by the Vendors mutatis mutandis in relation to the Business and Business Assets (both as defined in the Business Acquisition Agreement) of the Company and the Subsidiary.

(B) Where any of the Warranties is qualified as being "to the information, knowledge or belief of the Vendors" or "so far as the Vendors are aware" or by other similar expression, the Vendors shall be deemed to be giving such Warranty to the best of their knowledge, belief and information.

2.       Information

(A) All information given in this Agreement, including the Schedules, is true, complete and accurate at the date hereof.

(B) To the knowledge of the Vendors all information given to the Purchaser and its professional advisers by the Vendors, the officers and employees of the Company, the Vendors' professional advisers and the Company's advisers was when given and is at the date hereof true, and accurate in all material respects and there is no fact, matter or circumstance known to the Vendors which has not been disclosed to the Purchaser or its professional advisers which renders any such information untrue, inaccurate or misleading and this Agreement has been entered into by the Vendors in good faith.

(C) The copy of the memorandum and articles of association of the Company produced to the Purchaser is complete and accurate in all respects, has attached to it copies of all resolutions and other documents required by law to be so attached and fully sets out the rights and restrictions attaching to each class of share capital of the Company.

3.       Sale Shares

(A) The Vendors are the sole beneficial owners of the Sale Shares, each Vendor owning the number of Sale Shares set out in Schedule I Part A and are entitled to sell and transfer the full legal and beneficial ownership of the same to the Purchaser. The Vendors are the sole beneficial owners of a total of 190 shares in the capital of the Company. Tsang Kwok Kwong is the sole beneficial and registered owner of 10 shares in the capital of the Company representing 5% of the entire issued share capital of the Company. The shares beneficially owned by the Vendors and Tsang Kwok Kwong in the Company collectively constitute the Company's entire issued share capital.

(B) There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Sale Shares or any other issued shares of the Company or any part of the unissued share capital of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

** CONFIDENTIAL TREATMENT REQUESTED

(C) The Sale Shares represent 70% of the entire issued share capital of the Company and are fully paid up and rank pari passu in all respects.

(D) There is no agreement or commitment outstanding which calls for the allotment or issue of or accords to any person the right to call for the allotment or issue of any shares or debentures in the Company.

(E) No consent of any third party is required for the sale of any of the Sale Shares save as provided in the articles of association of the Company.

4.       Corporate Matters

(A) The Company has been duly incorporated and is validly existing under the laws of Hong Kong and has full power, authority and legal right to own its assets and carry on its business.

(B) Save for the Subsidiary, the Company has no interest in the share capital of any company or in any partnership or joint venture.

(C) The copies of the memorandum and articles of association of the Company is accurate, complete and up to date in all material respect as at the date of this Agreement. The Company has complied with its memorandum and articles of association in all material respects and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised.

(D) The register of members and other statutory books of the Company have been properly kept by the company secretary and the Company has maintained proper and consistent accounts, books and records of its business, assets and activities (including all accounts, books and records required to be kept by the law) and all such registers and records contain a true, accurate, up to date and complete record of the matters which should be dealt with therein, are in the possession of the Company and no notice or allegation that any of the same is incorrect or should be rectified has been received.

(E) All returns and forms required to be filed with the Companies Registry have been properly filed within any applicable time limit and compliance has been made in all material respects with all legal, filing and procedural requirements and other formalities in connection with the Company concerning:

         (a) its memorandum and articles of association or other constitutional documents (including all resolutions passed or purported to have been passed);

         (b) the filing of all documents required by the Companies Ordinance or other appropriate legislation to be filed with the Registrar of Companies or other appropriate regulatory bodies;

** CONFIDENTIAL TREATMENT REQUESTED

(c)      issues of shares debentures or other securities;

(d)      payments of interest and dividends and making of other distributions;
         and

(e)      directors and other officers.

(F) The Vendors are not aware of any material breach by the Company or any of its officers (in his capacity as such) of any legislation or regulations affecting it or its business.

5.       Litigation and Insolvency

(A) The Company is not engaged whether as plaintiff, defendant or otherwise in any material litigation or arbitration, administrative or criminal or other proceeding and no litigation or arbitration, administrative or criminal or other proceedings against the Company is pending, threatened or expected and so far as the Vendors are aware, there is no fact or circumstance likely to give rise to any such litigation or arbitration, administrative or criminal or other proceedings or to any proceedings against any director, officer or employee (past or present) of the Company in respect of any act or default for which the Company might be vicariously liable.

(B) So far as the Vendors are aware no receiver has been appointed of the whole or any part of the assets or undertaking of the Company.

(C) So far as the Vendors are aware no petition has been presented, no order has been made and no resolution has been passed for the winding up or dissolution of the Company.

(D) The Company has not stopped payment nor is insolvent or unable to pay its debts within the meaning of section 178 of the Companies Ordinance.

(E)      No unsatisfied judgment is outstanding against the Company.

(F) The Company has not committed nor is liable for any criminal, illegal, unlawful act imposed by or pursuant to statute.

6.       Powers of attorney and Guarantees

(A) The Company has not given any power of attorney or other express authority and the Vendors are not aware of any implied or ostensible authority which is outstanding or effective to any person to enter into any contract or commitment on its behalf other than to its employees to enter into routine trading contracts in the normal course of their duties.

(B) The Company has not given any guarantee or warranty or made any representation in respect of services, articles or trading stock sold, hired or leased or contracted to be sold, hired or leased by it save for all such guarantees or warranties as are usually implied by Hong Kong law and (save as aforesaid) has not accepted any liability or obligation to service, repair, maintain, take back or otherwise do or not do anything in respect of any services, articles or stock had been delivered by it.

** CONFIDENTIAL TREATMENT REQUESTED

7.       Loans and other obligations

(A) No loan made by the Company has been made in breach of the Companies Ordinance (Cap 32 of the Laws of Hong Kong), the Banking Ordinance (Cap 155 of the Laws of Hong Kong) or any regulations made thereunder, or the Money Lender Ordinance (Cap 163 of the Laws of Hong Kong).

(B) No person other than the Company has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company or any other obligation imposed on or incurred by the Company.

(C) There are no liens, guarantees, indemnities, pledges, mortgages, charges, debentures or encumbrances or unusual liabilities given, made or incurred by or on behalf of the Company.

8.       Tenancy Agreement

(A) The Company does not own and has not owned (whether jointly or singly) any real property in Hong Kong or elsewhere. The Property is the only real property anywhere used or occupied by the Company or in respect of which the Company has any estate, interest, right or liability. The Property is occupied by the Company under and pursuant to the Tenancy Agreement.

(B)      In relation to the Tenancy:

         (i) the Tenancy is good valid and subsisting and in no way has become void or voidable;

         (ii) all rent and other charges payable under the Tenancy have been promptly paid as and when due and there is no overdue rent payable as at Completion;

         (iii) there has been no breach in any material respect of the covenants, conditions, obligations or restrictions imposed upon the Company under the Tenancy and there is no circumstances under which (with or without the taking of any other action) would entitle the landlord of the Property or any other third party to exercise the right or power of entry to or to take possession of or which would in any other way affect or restrict the continued possession, quiet enjoyment or present use of the Property by the Company pursuant to the terms of the Tenancy Agreement;

         (iv) on the Completion Date there will be a written tenancy agreement in respect of the Property for a term of three years from the Transfer Date at the current rate of rental entered into between the landlord of the Property and the Company and references to the "Tenancy" and the "Tenancy Agreement" herein shall be deemed to include such new arrangement. Such tenancy agreement will be properly and adequately stamped;


** CONFIDENTIAL TREATMENT REQUESTED

         (v) the term of the Tenancy, the rental payment and deposits paid or payable in respect of the Tenancy are fully and correctly set out in the Tenancy Agreement;

         (vi) there is no review of the rent payable by the Company in respect of the Tenancy in the course of being determined;

         (vii) the Company has not received or been served on any notice to quit, Form CRI01 and other notice of termination of the Tenancy required to be served upon the Company so as to terminate the Tenancy or entitle the landlord of the Property to recover possession of the Property prior to the end of the term of the Tenancy; and

         (viii) so far as the Vendors are aware there has been no deduction by the landlord of the Property from the deposit pursuant to the terms of the Tenancy Agreement and the entire amount of deposit paid to the landlord will be returned to the Company upon termination of the Tenancy.

(C) A true and complete copy of the Tenancy Agreement has been provided to the Purchaser.

9.       No Assets and Liability

         Since its incorporation, the Company has not entered into any contract or agreement (whether or not legally binding) or transacted any business or acquired or owned any assets or assumed any liability whatsoever save for its execution of the Business Acquisition Agreement

10.      Repetition at Completion

         All warranties and representations contained in the foregoing provisions of this Schedule shall be deemed to be repeated immediately before Completion and to relate to the facts then existing.



** CONFIDENTIAL TREATMENT REQUESTED

SIGNED by ROBERT ALBERT                   )
SMEATON in the presence of:               )         /s/ Robert Albert Smeaton





SIGNED BY RAYMOND CHIH CHUNG              )
KWONG in the presence of:                 )         /s/ Raymond Chih Chung Kwong





SIGNED                                    )
for and on behalf of GENEVA               )         /s/ Illegible
INVESTMENT HOLDINGS LIMITED               )

** CONFIDENTIAL TREATMENT REQUESTED

                           Confidential Treatment Requested indicates portion of
                                  this document have been redacted and have been
                                           separately filed with the Commission.


THIS AGREEMENT is made on the 8th day of July, 2002.

BETWEEN:

(1)      RAYMOND CHIH CHUNG KWONG OF ** ** ("Raymond")

(2) GENEVA INVESTMENT HOLDINGS LIMITED a company incorporated in the British Virgin Islands whose registered office is situated at Craigmuir Chambers, **
         ** ("Geneva")

(3)      ** a company incorporated in Hong Kong whose registered office is at **
         **

(4)      ROBERT ALBERT SMEATON of ** ** ("Robert"); and

WHEREAS:

(i) Raymond made payments on behalf of ** to a trade vendor October 18, 1998 and entered into a Promissory note with ** dated November 17, 1998, for the amount of HK$748,583.54 at a simple interest rate of 6% per annum. This is still outstanding and per the Promissory note Raymond can only be paid any portion at the same time the three other Promissory notes entered into by Geneva, Robert Albert Smeaton ("Robert") and Kwok Kwong Tsang ("Tsang") are paid and in proportion to Raymond's outstanding amount to the total of the outstanding Promissory notes.

(ii) (a) By an agreement dated 21 October 1998 ("Sales Agreement"), Raymond and Robert sold to Geneva the total of 140 shares of ** which represented 70% of the outstanding shares of ** in the following proportion:

Name              No. of Sale Shares   % of Entitlement of Consideration
----              ------------------   ---------------------------------
Robert            63                   45%
Raymond           77                   55%
                  --                   ---

                  140                  100%

         (b) By clause 4.3 of the Sales Agreement, the voting rights of 90 of these shares are restricted. Of those 90 shares, 50 were attributable to Raymond and 40 to Robert.

         (c) Under the Sales Agreement there remains a secondary payment of US$900,000.00 to be paid upon ** accumulating profit net of taxes of the same amount. Upon payment or a portion of this the shares or a portion would no longer be restricted.

** CONFIDENTIAL TREATMENT REQUESTED

(iii) ** paid to Raymond Automobile expenses of HK$111,335.00 (US$14,385.00) which was paid in error and has not been repaid.

(iv) By an agreement dated 21 October, 1998 (Service Agreement), Raymond agreed to provide service to **.

Now it is hereby agreed as follows:

3. In consideration that as at 1 July, 2002 ** shall pay the agreed sum of US$100,000.00 (One Hundred Thousand US dollars) to Raymond, in the manner of US$20,000.00 or HK$156,000.00 (Twenty thousand US dollars or One Hundred and Fifty Six Thousand HK dollars) upon execution of this agreement, and thereafter by eight (8) equal calendar monthly payments of US$10,000.00 or HK$78,000.00 (Ten thousand US dollars or Seventy Eight Thousand HK dollars) commencing on the 15 July, 2002. Raymond, Geneva, ** and Robert agree as follows:

         (a) That Raymond hereby releases unto ** all rights and benefits charged or assigned unto ** under the said Promissory Note to hold the same unto ** absolutely free and absolutely discharged of and from the said Promissory Note and of the from all principal interest (other than that set out in this Clause) and other monies thereby secured and all claims and demands for or in respect of the same or in anyway relating thereto.

         (b) Raymond hereby releases ** from all current contractual responsibilities.

         (c) ** and Geneva hereby release Raymond from all previous and current contractual responsibilities and any debts owing to ** including past automobile expenses (US$14,365.80) in exchange for Raymond waving outstanding interest (US$18,100.48) due under the Promissory note up to and including 31 December, 2001.

         (d) The restrictions imposed by Clause 4.3 of the Sales Agreement on the Raymond Non-Voting Shares shall be removed immediately; Raymond shall have no other financial or other claims against Geneva or its Parent Company Dyadic International, Inc. or **. This eliminates any obligations of Geneva in the Sale Agreement. Raymond releases all his rights under the Sales Agreement and specifically his right to any payment that could be due from Geneva in the future under Clause 4.3(c) of the Sales Agreement.

         (e) Any and all rights and claims of Raymond to his prior or present shares and interest in ** shall be relinquished.

         (f) Any obligations of the Purchaser under Clause 4.3 of the Sales Agreement are deemed as settled in full.


** CONFIDENTIAL TREATMENT REQUESTED

         (g) Any of Raymond's rights to any further consideration under the Sales Agreement is relinquished.

         (h) The Non-Voting Shares sold by Robert are reserved and remain subject to the Sales Agreement and are unaffected by this agreement. Fur the avoidance of doubt, all Robert's rights under the Sales Agreement remain unaffected including the restrictions on the Non-Voting Shares sold by Robert.

         (i) ** and Geneva jointly and severally release Raymond from any restrictive covenant arisen from the Service Agreement. It is acknowledged that Raymond has had no influence in running ** since 17 January, 2000.

         (j) **Geneva and Robert jointly and severally release Raymond from any restrictive covenant arisen from the Sales Agreement.

         (k) Upon execution of this agreement, Raymond will have no past, present and future obligations or responsibilities under the Sales Agreement and Service Agreement.

2. Each of the parties hereto undertakes to the other parties that it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

3. Served as the aforesaid provisions, all provisions of the Sales Agreement and Service Agreement are deemed to be fully complied with by all parties and all outstanding interests and responsibilities are incorporated and substituted by this agreement.

4. This Agreement constitutes the whole agreement between the parties relating to the transactions hereby contemplated (no party having relied on any representation or warranty made by any other party which is not a term of this Agreement) and no future variation and/or waiver shall be effective unless made in writing and signed by each of the parties.

5. If at any time any provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be effected or impaired thereby.

6. This Agreement will be construed in accordance with and governed by the laws of Hong Kong SAR and each party hereby submits to the non-exclusive jurisdiction of the courts of Hong Kong as regards any claim or matter arising under this Agreement.


** CONFIDENTIAL TREATMENT REQUESTED

In witness whereof this agreement has been entered into the [     ]

SIGNED by RAYMOND CHIH CHUNG KWONG               )
                                                 )  /s/ Raymond Chih Chung Kwong
In the presence of                               )
         /s/  C. Neyland                         )  18-7-02
CARMEL DENISE NEYLAN                             )
         Justice of the Peace (Qualified)        )
         Department of Justice Queensland        )

Signed by                                        )
                                                 )  /s/ Illegible, as President
for and on behalf of GENEVA INVESTMENT           )
                                                 )  July 11, 2002
HOLDINGS LIMITED                                 )
                                                 )
in the presence of:                              )
         /s/  Laura L. Morse                     )
         Laura L. Morse                          )
         Commission #CC959142                    )
         Expires Sep. 19, 2004                   )
         Bonded Thru Atlantic Bonding Co., Inc.  )

SIGNED by         **                             )
                                                 )  For and on behalf of
for and on behalf of **                          )  **
                                                 )  /s/ Illegible
in the presence of                               )  Authorized Signature(s)
         /s/  H. Wong                            )  8-7-2002
         Henry Wong                              )

SIGNED by ROBERT ALBERT SMEATON                  )
                                                 )  /s/ Robert Albert Smeaton
in the presence of                               )
         /s/  H. Wong                            )  8-07-02
         Henry Wong                              )



**  CONFIDENTIAL TREATMENT REQUESTED

                           Confidential Treatment Requested indicates portion of
                                  this document have been redacted and have been
                                           separately filed with the Commission.

THIS AGREEMENT is made on the 17th day of January 2000

Between:

(1) **, a company incorporated in Hong Kong and having its registered office situated at **, **, (the "Company"); and

(2)      RAYMOND CHIH CHUNG KWONG of ** ** ("the Manager"); and

WHEREAS:

A. The Company and Manager have entered into a Service Agreement dated October 21, 1998 ("Service Agreement")

B. The Company and Manager have agreed to terminate the Service Agreement on the terms hereinafter contained.

NOW IT IS AGREED as follows:

1. The Service Agreement is terminated effective from January 17th, 2000 and shall thereafter have no further effect whatsoever.

2. The Manager confirms that he has no claim against the Company whatsoever for the loss of office whether in respect of fees remuneration, compensation or otherwise.

3. The Manager shall forthwith transfer all or such number of shares he beneficially owns in the capital of the Company to the Geneva Investment Holdings Limited and/or its nominee at the price of HK $1.00.

4. Neither the Manager nor the Company shall have any further claim whatsoever against the other for or on account of the Service Agreement.

IN WITNESS WHEREOF the parties have hereto set their hands the day and year first above written.

SIGNED by ROBERT ALBERT SMEATON         )
For and on behalf of **                 )   /s/ Robert Albert Smeaton
** in the presence of                   )

SIGNED by RAYMOND CHIH CHUNG            )
KWONG in the presence of                )   /s/  Raymond Chih Chung Kwong


** CONFIDENTIAL TREATMENT REQUESTED

WITNESSED by the Board of Directors
Of **

TSANG KWOK KWONG                            )
Director                                    )  /s/ Tsang Kwok Kwong
In the presence of                          )

ROBERT ALBERT SMEATON                       )
Director                                    )  /s/ Robert Albert Smeaton
In the presence of                          )

MARK AARON EMALFARB                         )
Director                                    )  /s/ Mark Aaron Emalfarb
In the presence of                          )




** CONFIDENTIAL TREATMENT REQUESTED